SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________

March 28, 2001
(Date of Report (date of earliest event reported))

TAYCO DEVELOPMENTS, INC.
(Exact name of registrant as specified in charter)

New York	2-15966	16-0835557
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Taylor Drive, North Tonawanda, New York	14120-0748
(Address of principal executive offices)	( Zip Code)

716-694-0877
(Registrant's telephone number, including area code)

Item 8.	Change in Fiscal Year

On March 28, 2001, the Board of Directors approved an amendment to the Registrant's By-laws to add a new Article VIII changing the Registrant's fiscal year end from the current twelve month period ending June 30 to a period constituting "the 12 months ending May 31 of each year or such other twelve month period as may from time to time be prescribed by the Board of Directors." The Board determined that the changed fiscal year, which now coincides with the fiscal year of its affiliate corporation, Taylor Devices, Inc., will create efficiencies and reduce the cost of preparation of the Registrant's quarterly and annual reports. The Registrant will file a report covering the transition period on its [Annual Report on Form 10-KSB.]

Exhibits filed as part of this Report:

Exhibit Number	Page in sequential numbering system where Exhibit is found

NONE

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAYCO DEVELOPMENTS, INC.
(registrant)

DATED:	March 28, 2001	By	/s/ Douglas P. Taylor Douglas P. Taylor, President and Chief Executive Officer